EXHIBIT 23.2
LIEBERMAN & ASSOCIATES P.A.
CERTIFIED PUBLIC ACCOUNTANT
800 E. Cypress Creek Rd. Suite 200 Ft. Lauderdale, FL 33334 Office (954) 491-0411 Fax (954) 491-0211

Auditing Condominium Accounting	Accounting Financial Management	Taxes Consulting
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-3, and the Prospectus included therein, of the consolidated financial statements of BabyUniverse, Inc. and subsidiaries (the “Company”) and of our report dated June 13, 2005 relating to our audit of the consolidated financial statements included in (i) the Annual Report on Form 10-K of the Company for the year ended December 31, 2006 and (ii) the Proxy Statement/Prospectus contained in the Company’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on September 28, 2007.
We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Lieberman & Associates
Lieberman & Associates, P.A.
Fort Lauderdale, Florida
October 26, 2007

American Institute of Certified Public Accountants • Public Company Accounting Oversite Board Florida Institute of
Certified Public Accountants • Certified Fraud Examiners • American Institute of Certified Bookkeepers